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                          AMENDMENT TO CERTIFICATE OF
                     DESIGNATION, PREFERENCES AND RIGHTS OF
                           SERIES C PREFERRED STOCK OF

                        APPLIED DATA COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION

             (Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware)

     Applied Data Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article 4 of its Certificate of Incorporation, and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, 68,404 shares of Series C Preferred Stock have been issued and its Board of Directors and all of the stockholders of Series C Preferred Stock have adopted the following resolution amending the Certificate of Designation, Preferences and Rights of Series C Preferred Stock of the Corporation filed with the Secretary of State of the State of Delaware on September 16, 1996 (the "Certificate of Designation of Series C Preferred Stock"):

          RESOLVED, that Sections 5.(b) and 5.(c) of the Certificate of Designation of Series C Preferred Stock be amended to read as follows:

               "(b) CONVERSION RATE. The conversion rate per share of Series C Preferred Stock in effect at any time (the
          "Conversion Rate") shall be the quotient obtained by dividing (a) $1.00 by (b) the Conversion Price, as provided in Section .

               (c) CONVERSION PRICE. The Conversion Price shall be initially One Dollar and 00 Cents ($1.00), subject to adjustment as provided elsewhere in this Section 5."

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to Certificate of Designation, Preferences, and Rights of Series C Preferred Stock to be duly executed by its President, Chief Executive Officer and Secretary on this 27th day of September, 1996.

                              APPLIED DATA COMMUNICATIONS, INC.,
                              a Delaware corporation


                              By:  /s/ Walter J. Kane
                                   ------------------------------
                                   Walter J. Kane, President,
                                   Chief Executive Officer and Secretary